Exhibit 8(j)(i)

AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated April 30,2003, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, MONY Life Insurance Company of America, an Arizona life insurance company, and MONY Securities Corporation, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

(Series I shares)

AIM V.I, Basic Value Fund	• MONY America Variable Account L (Est. 02/19/85)—VUL	• Flexible Premium Variable Universal Life (MONY Universal Life C3-03-C4-04)
AIM V.I. Mid Cap Core Equity Fund	• MONY America Variable Account A (Est. 03/27/87)—VA	• Flexible Payment Variable Annuity (MONY Variable Annuity)
• Flexible Payment Variable Annuity (MONY C Variable Annuity)
• Flexible Payment Variable Annuity (MONY L Variable Annuity)
• Flexible Payment Variable Annuity (MONY Custom Master)
• Flexible Payment Variable Annuity (SmartMONY Variable Annuity)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective:             , 2003.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Jim A. Coppedge	By:	/s/ Robert H. Graham

Name:	Jim A. Coppedge	Name:	Robert H. Graham
Title:	Assistant Secretary	Title:	President

A I M DISTRIBUTORS, .INC.

Attest:	/s/ Jim A. Coppedge	By:	/s/ Gene L. Needles

Name:	Jim A. Coppedge	Name:	Gene L. Needles
Title:	Assistant Secretary	Title:	President

MONY LIFE INSURANCE COMPANY OF AMERICA, ON BEHALF OF ITSELF AND ITS SEPARATE ACCOUNTS

Attest:	By:

Name:	Name:

Title:	Title:

MONY SECURITIES DISTRIBUTION COMPANY

Attest:	By:

Name:	Name:

Title:	Title:

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